Exhibit 99.1

AUXILIUM PHARMACEUTICALS ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2013 FINANCIAL RESULTS AND GUIDANCE FOR 2014

FY 2013 Net Revenues of $400.7 Million, a 32% Increase Over 2012 Non-GAAP Net Revenues

FY 2013 Non-GAAP EPS Grew 77% to $0.62

2014 Guidance for Net Revenues of $450 - $490 Million

CHESTERBROOK, Pa., February 28, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced financial results for the fourth quarter and full year ending December 31, 2013. The Company also highlighted select commercial, regulatory and clinical development progress and future goals and provided financial guidance for 2014.

“2013 was a transformative year for Auxilium, marked by the expansion and diversification of our product portfolio from two to 12 products and characterized by robust revenue growth,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe we have established a leadership position in the men’s healthcare area while also broadening our product portfolio and advancing our R&D pipeline in orthopedics and dermatology. With five growth products, including two exciting new products, STENDRA™ for erectile dysfunction and XIAFLEX® for Peyronie’s disease, launched in January 2014, we believe we are strongly positioned to deliver value to our shareholders and important treatment options to patients this year and beyond.”

Key Fourth Quarter Financial Highlights & Corporate Milestones:

•                  Net revenues for the quarter were $125.9 million, a 56 percent increase compared to non-GAAP net revenue of $80.5 million during the same period in 2012(1)

•                 Testim® U.S. net revenues decreased to $57.1 million, XIAFLEX® U.S. net revenues increased to $19.7 million, TESTOPEL® net revenues were $25.0 million and Edex® net revenues were $8.9 million in the fourth quarter

•                  Non-GAAP net income increased to $13.4 million, or $0.27 earnings per share (EPS fully diluted), a 26 percent increase compared to $10.6 million, or $0.21 per share (fully diluted), in the same period in 2012

•                  FDA approval for XIAFLEX in Peyronie’s disease (PD), the first and only approved treatment proven safe and effective for PD in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy

(1)  We have excluded the amount of previously received and deferred up-front and milestone payments from Pfizer, Inc. that we were required to recognize on a GAAP basis as revenue in the fourth quarter of 2012 as a consequence of the mutual termination of our collaboration agreement with Pfizer.

•                  License agreement with VIVUS, Inc. for U.S. and Canadian marketing rights to STENDRA™, a PDE5 inhibitor and the first new drug entry for erectile dysfunction in 10 years

•                  Phase 2a study in cellulite and Phase 2b study in Frozen Shoulder Syndrome initiated for collagenase clostridium histolyticum (CCH)

•                  Positive MULTICORD study results announced and sBLA filed for the concurrent treatment of multiple cords with XIAFLEX for Dupuytren’s contracture (DC)

Key Full Year 2013 Financial Highlights & Corporate Milestones:

•                  Net revenues increased 32 percent to $400.7 million, compared to non-GAAP net revenues of $303.3 million for 2012

•                  Non-GAAP net income increased to $30.9 million, or a non-GAAP EPS of $0.62 per share (fully diluted), an 80 percent increase compared to $17.2 million, or $0.35 per share (fully diluted), in 2012

•                  Secured $625 million through the issuance of $350 million of convertible senior notes, $225 million credit facility and an additional $50 million incremental credit facility to fund corporate development and licensing activities

•                  Successful acquisition and continuing integration of Actient Holdings LLC (Actient), resulting in nine new products added to the Auxilium portfolio; on track to realize $20 million in cost synergies by the end of 2014

•                  Collaboration agreement for 71 Eurasian and African countries with Swedish Orphan Biovitrum AB (SOBI) for XIAPEX® in PD and DC

•                  Positive data presented at key medical meetings, including American Society for Surgery of the Hand (ASSH) Annual Meeting and the Fall Scientific Meeting of the Sexual Medicine Society of North America (SMSNA)

Fourth Quarter Financial Details:

Total revenues for the three-month period ended December 31, 2013 were $125.9 million, compared to $80.5 million recorded in the fourth quarter of 2012(2). This increase in net revenues was due to increases in XIAFLEX U.S. sales and the addition of the Actient products, offset by lower U.S. Testim revenues. For the fourth quarter of 2013, Testim U.S. net revenues decreased by 2 percent to $57.1 million and XIAFLEX U.S. net revenues increased by 13 percent to $19.7 million over the comparable 2012 period. Revenues from Auxilium’s acquired subsidiary, Actient, resulted in net revenues of $43.7 million for the fourth quarter of 2013. This included TESTOPEL net revenues of $25.0 million and Edex net revenues of $8.9 million for the fourth quarter of 2013. See Table 1 attached for further details on revenues.

On a non-GAAP basis, gross margin on net revenues was 73 percent for the quarter ended December 31, 2013, compared to 75 percent for the comparable period in 2012. The decrease in the gross margin rate is primarily due to costs related to XIAFLEX manufacturing initiatives offset in part by the inclusion of the acquired higher-margin Actient product revenues in 2013.

(2)  2012 net revenues are presented on a non-GAAP basis. Please see Tables 2 and 3 for an explanation of our non-GAAP adjustments generally and our reasons as to why we believe our investors will find these adjustments useful.

On a non-GAAP basis, research and development spending for the quarter ended December 31, 2013 was $12.2 million, compared to $12.3 million for the same period in 2012.

On a non-GAAP basis, selling, general and administrative costs for the quarter ended December 31, 2013 were $61.1 million, compared to $37.7 million in the comparable 2012 period. This increase was primarily due to the added expenses of the acquired Actient operations and an increase in pre-launch marketing and advertising spend related to XIAFLEX for the treatment of PD and STENDRA.

The non-GAAP net income for the fourth quarter of 2013 was $13.4 million, or $0.27 per share (basic and fully diluted) compared to $10.6 million or $0.22 per share (basic) and $0.21 per share (fully diluted) for the fourth quarter of 2012.

As of December 31, 2013, Auxilium had $71.2 million in cash, cash equivalents and short-term investments, compared to $121.4 million at September 30, 2013, and outstanding debt of $293.7 million ($350.0 million at par value) in 2018 convertible senior notes and $255.1 million ($265.4 million par value) in a senior secured term loan.

Full Year 2013 Financial Details:

Total revenues for the twelve-month period ended December 31, 2013 were $400.7 million, compared to $303.3 million recorded in 2012(3). This increase in net revenues was due to increases in XIAFLEX U.S. sales and the addition of the Actient products, offset by lower U.S. Testim revenues. For the full year 2013, U.S. Testim® revenue decreased by 12 percent compared to 2012 to $206.2 million, while XIAFLEX U.S. net revenues increased by 13 percent over 2012 to $62.5 million. Revenues from Auxilium’s acquired subsidiary, Actient Holdings LLC, resulted in net revenues of $109.3 million for the full year 2013 — this included TESTOPEL® net revenues of $60.0 million and Edex® net revenues of $21.9 million for the full year 2013. See Table 1 attached for further details on revenues.

On a non-GAAP basis, gross margin on net revenues was 75 percent for the full year 2013, compared to 77 percent for the full year 2012. The decrease in the gross margin rate is primarily due to costs related to XIAFLEX manufacturing initiatives offset in part by the inclusion of the acquired higher margin Actient product revenues in 2013.

On a non-GAAP basis, research and development spending for the full year 2013 was $47.5 million, compared to $43.0 million for 2012. This increase in expense results principally from spending on the XIAFLEX multiple cord Phase 3 clinical trial for DC, partially offset by lower spending on XIAFLEX clinical trials for the treatment of PD.

On a non-GAAP basis, selling, general and administrative costs for the full year 2013 were $208.2 million, compared to $173.5 million in 2012. This increase was primarily due to the added expenses of the acquired Actient operations and an increase in pre-launch, marketing and

(3)  2012 net revenues are presented on a non-GAAP basis. Please see Tables 2 and 3 for an explanation of our non-GAAP adjustments generally and our reasons as to why we believe our investors will find these adjustments useful.

advertising spend related to XIAFLEX for the treatment of PD and STENDRA, partially offset by lower advertising spending for XIAFLEX for the treatment of DC.

The non-GAAP net income for the full year 2013 was $30.9 million, or $0.63 per share (basic) and $0.62 per share (fully diluted) compared to $17.2 million, or $0.35 per share (basic and fully diluted) in 2012.

Purchase Accounting Revision:

Our acquisition of Actient constituted a “business combination” under the relevant standards of the Financial Accounting Standards Board.  One of the consequences of this designation is that we are required under Generally Accepted Accounting Principles (“GAAP”) to estimate the deferred tax liabilities acquired as a result of the business combination accounting.  The deferred tax liability position has been updated at December 31, 2013 based upon completion of interim tax returns and other information made available subsequent to the filing of earlier quarterly reports on Form 10-Q and prior to the time the 2013 annual financial statements for Auxilium were prepared. The level of deferred tax liabilities recorded results in a release of the valuation allowance for Auxilium’s deferred tax assets in the quarter of acquisition.  The release of this valuation reserve was recorded as an income tax benefit on the income statement. As a result of this update, we are required by GAAP to adjust the amount of income tax benefit we recorded in the second quarter 2013 and the income tax expense recorded in the third quarter of 2013.  In accordance with GAAP, these required adjustments to the purchase accounting entries are recorded retroactively in the quarter originally recorded.  Please see Table 4 attached for a quantification of these revisions on the income statement and earnings per share in the relevant periods and Table 5 for unaudited quarterly financial information (GAAP basis).  Please see Table 6 for a quantification of these revisions on the non-GAAP income statement and earnings per share in the third quarter 2013 and Table 7 for a summary of the unaudited quarterly financial information (non-GAAP basis).

2014 Financial Guidance

The following outlines Auxilium’s current financial expectations for the twelve months ending December 31, 2014:

•                  Global net revenues expected to be in the range of $450 to $490 million

•                  Research and development spending on a non-GAAP basis expected be in the range of $50 to $55 million

•                  Selling, general and administrative expenses on a non-GAAP basis expected to be in the range of $255 to $265 million

•                  Net interest expense on a non-GAAP basis expected to be in the range of $20 to $22 million

•                  Net income on a non-GAAP basis expected to be in the range of $45 to $50 million

•                  Gross margin expected to be in the range of 79 to 80 percent

Use of Non-GAAP Financial Measures

The foregoing descriptions of our Fourth Quarter Financial Details, Full Year 2013 Financial Details and our 2014 Financial Guidance contain non-GAAP financial measures. Non-GAAP financial measures should not be relied upon as an alternative to GAAP measures. A description of the non-GAAP calculations and reconciliation to the closest comparable GAAP measure, as well as the Company’s rationale for the utility to investors of the non-GAAP measures it has elected to report, is provided in the accompanying Tables 2 and 3.

Conference Call

Auxilium will hold a conference call today, February 28, 2014 at 9:00 a.m. ET, to discuss fourth quarter and full year 2013 results, as well as the financial guidance it has provided for 2014. The presentation slides to be used during the call will be available on the “Investors” section of Auxilium’s web site under the “Presentations” tab at 9:00 a.m. ET. A question and answer session will follow the presentation. The conference call and the presentation slides will be simultaneously webcast on the “Investors” section of Auxilium’s website under the “Events” tab. The conference call will be archived for future review until May 28, 2014.

Conference call details:
Date:	Friday, February 28, 2014
Time:	9:00 a.m. ET
Dial-in (U.S.):	877-546-5018
Dial-in (International):	857-244-7550
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM
To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	27946131

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets Edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words

to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to: whether our product portfolio will continue to drive revenue growth; whether we have established the Company as, or whether the Company is, a leader in the men’s healthcare area; whether our product portfolio is sufficiently diversified; whether we will successfully advance our R&D pipeline in orthopedics and dermatology; whether we are well positioned to, or will, drive increased shareholder value; whether we will achieve our financial guidance for 2014; the degree to which our actual results will meet our projections; the success of our recently initiated Phase 2a study for XIAFLEX for the treatment of cellulite and Phase 2b study in Frozen Shoulder Syndrome initiated for CCH; the success of the launch of two new products: STENDRA and XIAFLEX for PD; whether and when the FDA will approve the sBLA filed for the concurrent treatment of multiple cords with XIAFLEX for DC; and whether and when we will meet our synergy goal with respect to the Actient transaction. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to the U.S. Food and Drug Administration’s (FDA’s) finding with respect to the rating of Upsher-Smith Laboratories, Inc.’s recent tentative approval of the testosterone gel, VogelxoTM, using Testim as the reference drug, as well as those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the FDA, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:
Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

AUXILIUM PHARMACEUTICALS, INC.

Table 1- 4th Quarter 2013 Revenue Details

(In millions, except for percentages)

(Unaudited)

	3 Months Ended December 31,		Increase	12 Months Ended December 31		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Testim revenues- Net U.S. product sales	$57.1	$58.4	-2%	$206.2	$233.4	-12%
International revenues	1.9	1.3	52%	4.9	4.0	22%
Total Testim revenues	$59.0	$59.7	-1%	$211.2	$237.5	-11%
XIAFLEX revenues- Net U.S. product sales	$19.7	$17.5	13%	$62.5	$55.2	13%
International revenues	3.3	3.3	0%	17.6	10.6	66%
Total XIAFLEX revenues	$23.0	$20.7	11%	$80.1	$65.8	22%
TESTOPEL U.S. revenues*	$25.0		N/A	$60.0		N/A
Edex U.S. revenues*	$8.9		N/A	$21.9		N/A
Other U.S. revenues*	$10.0		N/A	$27.5		N/A
Total net revenues	$125.9	$80.5	56%	$400.7	$303.3	32%

* Actient revenues are included for the time period from April 26, 2013 to December 31, 2013

Note: International revenues represent amortization of deferred upfront and milestone payments received on our licensing agreements, together with royalties earned on product sales by licensees; 2012 international revenues are on a Non-GAAP basis (refer to Tables 2 & 3 for further information).

AUXILIUM PHARMACEUTICALS, INC.

Table 2- Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	3 Months Ended December 31, 2013				3 Months Ended December 31, 2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues*	$125.9	$—		$125.9	$172.5	$(92.0	)(a)	$80.5
Operating expenses:
Cost of goods sold	36.2	(2.1	)(b)	34.1	28.1	(8.3	)(b)	19.8
Research and development	12.9	(0.7	)(c)	12.2	13.2	(0.9	)(c)	12.3
Selling, general and administrative	68.2	(7.1	)(d)	61.1	40.7	(3.0	)(d)	37.7
Amortization of purchased intangibles	19.0	(19.0	)(e)	(0.0)
Change in contingent consideration	4.5	(4.5	)(f)	—
Total operating expenses	140.7	(33.3)		107.4	81.9	(12.2)		69.7
Income (loss) from operations	(14.8)	33.3		18.5	90.6	(79.8)		10.7
Interest income (expense), net	(9.5)	4.0	(g)	(5.5)	(0.1)	—		(0.1)
Income (loss) before Income taxes	(24.3)	37.3		13.0	90.5	(79.8)		10.6
Income tax benefit	0.4			0.4		—		—
Net income (loss)	$(23.9)	$37.3		$13.4	$90.5	$(79.8)		$10.6

Net income (loss) per common share:
Basic	$(0.48)			$0.27	$1.84			$0.22
Diluted	$(0.48)			$0.27	$1.83			$0.21

Shares used to compute net income (loss) per share:
Basic	49.4			49.4	49.2			49.2
Diluted	49.4	0.4	(h)	49.8	49.5			49.5

* Actient revenues are included from date of acquisition of April 26, 2013.

	3 Months	3 Months
	Ended December 31, 2013	Ended December 31, 2012
Adjustments to:
(a) Net revenues:
Amortization of deferred revenue resulting from the termination of the Pfizer Agreement (1)	$—	$(92.0)
(b) Costs of goods sold:
Amortization of deferred costs relating to the Pfizer Agreement termination (1)	—	$(8.3)
Employee stock-based compensation (2)	(0.0)	(0.0)
Acquired inventory step -up value (3)	(1.8)	—
Acquisition related transaction and integration costs (4)	(0.2)	—
Total	$(2.1)	$(8.3)

(c) Research and development:
Employee stock-based compensation (2)	(0.7)	(0.9)

(d) Selling, general and administrative:
Employee stock-based compensation (2)	(3.4)	(3.0)
Acquisition related severance costs (4)	(0.9)	—
Acquisition related transaction and integration costs (4)	(2.8)	—
Total	$(7.1)	$(3.0)

(e) Amortization of purchased intangibles (5)	(19.0)	—

(f) Change in contingent consideration (6)	(4.5)	—

(g) Interest income (expense), net
Non-cash interest expense related to convertible debt (7)	4.0	—

(h) Incremental shares from assumed conversions of stock compensation plans (8)	0.4	—

(1)       We have excluded the amount of income and expense related to a change in estimate that we were required to recognize on a GAAP basis as a consequence of the mutual termination of our collaboration agreement with Pfizer. Prior to the mutual termination of our collaboration agreement with Pfizer, the cash received from Pfizer and payments made to our XIAFLEX licensor were deferred income and expenses, respectively, which we were amortizing on a straight-line basis over a 20 year period in accordance with GAAP. Upon termination of the agreement, the life of the contract was shortened such that all deferred income and expenses previously associated with the agreement were recognized by April 24, 2013. We believe that excluding the amount of deferred income and deferred expense that represents a change in estimate related to the shorter life provides investors’ with a better understanding of the income that was generated by the Company’s operations during the period, and allows investors to evaluate our operations on the same basis as management did during the period.

(2)       The effects of employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions.  We believe this is a useful measure for employees because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how Auxilium management internally manages the business.

(3)       The effects of recognition of the step-up in value of inventory acquired in the Actient acquisition are excluded because this expense is non-cash and, consequently, we believe investors are able to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(4)       The effects of non-recurring expenses related to the acquisition and integration are excluded because of the non-cash nature of these expenses and, we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(5)       The effects of amortization of  intangible assets acquired in the Actient acquisition are excluded because this expense is non-cash and, we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(6)       The effects of change in contingent consideration are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Actient. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(7)       The effects of non-cash interest related to the convertible senior notes due 2018 are excluded.  We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies, and is reflective of how Auxilium management internally manages the business.

(8)       Adjustment to include the dilutive impact of common share equivalents outstanding during the period in the weighted average number of common shares used to compute the Non-GAAP diluted net income per share.

AUXILIUM PHARMACEUTICALS, INC.

Table 3- Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	12 Months Ended December 31, 2013				12 Months Ended December 31, 2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues*	$400.7	$—		$400.7	$395.3	$(92.0	)(a)	$303.3
Operating expenses:
Cost of goods sold	112.0	(12.1	)(b)	99.9	78.3	(8.4	)(b)	70.0
Research and development	50.2	(2.8	)(c)	47.5	45.9	(2.9	)(c)	43.0
Selling, general and administrative	250.2	(42.0	)(d)	208.2	185.5	(12.0	)(d)	173.5
Amortization of purchased intangibles	45.0	(45.0	)(e)	—
Change in contingent consideration	11.4	(11.4	)(f)	—
Total operating expenses	468.8	(113.2)		355.6	309.8	(23.3)		286.6
Income (loss) from operations	(68.1)	113.2		45.1	85.5	(68.7)		16.7
Interest income (expense), net	(28.3)	13.6	(g)	(14.7)	0.5	—		0.5
Income (loss) before Income taxes	(96.4)	126.8		30.5	85.9	(68.7)		17.2
Income tax benefit (expense)	78.3	(77.9	)(h)	0.4		—		—
Net income (loss)	$(18.1)	$48.9		$30.9	$85.9	$(68.7)		$17.2

Net income (loss) per common share:
Basic	$(0.37)			$0.63	$1.76			$0.35
Diluted	$(0.37)			$0.62	$1.74			$0.35

Shares used to compute net income (loss) per share:
Basic	49.3			49.3	48.8			48.8
Diluted	49.3	0.4	(i)	49.7	49.3			49.3

* Actient revenues are included from date of acquisition of April 26, 2013.

	12 Months	12 Months
	Ended December 31, 2013	Ended December 31, 2012
Adjustments to:
(a) Net revenues:
Amortization of deferred revenue resulting from the termination of the Pfizer Agreement (1)	$—	$(92.0)
(b) Costs of goods sold:
Amortization of deferred costs relating to the Pfizer Agreement termination (1)	—	(8.3)
Employee stock-based compensation (2)	(0.2)	(0.1)
Acquired inventory step -up value (3)	(11.7)	—
Acquisition related transaction and integration costs (4)	(0.2)	—
Total	$(12.1)	$(8.4)

(c) Research and development:
Employee stock-based compensation (2)	(2.8)	(2.9)

(d) Selling, general and administrative:
Employee stock-based compensation (2)	(12.6)	(12.0)
Acquisition related severance costs (4)	(13.9)	—
Acquisition related transaction and integration costs (4)	(15.5)	—
Total	$(42.0)	$(12.0)

(e) Amortization of purchased intangibles (5)	(45.0)	—

(f) Change in contingent consideration (6)	(11.4)	—

(g) Interest income (expense), net
Non-cash interest expense related to convertible debt (7)	13.6	—

(h) Income tax benefit (expense) (8)	(77.9)	—

(i) Incremental shares from assumed conversions of stock compensation plans (9)	0.4	—

(1)         We have excluded the amount of income and expense related to a change in estimate that we were required to recognize on a GAAP basis as a consequence of the mutual termination of our collaboration agreement with Pfizer. Prior to the mutual termination of our collaboration agreement with Pfizer, the cash received from Pfizer and payments made to our XIAFLEX licensor were deferred income and expenses, respectively, which we were amortizing on a straight-line basis over a 20 year period in accordance with GAAP. Upon termination of the agreement, the life of the contract was shortened such that all deferred income and expenses previously associated with the agreement were recognized by April 24, 2013. We believe that excluding the amount of deferred income and deferred expense that represents a change in estimate related to the shorter life provides investors with a better understanding of the income that was generated by the Company’s operations during the period, and allows investors’ to evaluate our operations on the same basis as management did during the period.

(2)         The effects of employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions.  We believe this is a useful measure for employees because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how Auxilium management internally manages the business.

(3)         The effects of recognition of the step-up in value of inventory acquired in the Actient acquisition are excluded because this expense is non-cash and, consequently, we believe investors are able to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(4)         The effects of non-recurring expenses related to the acquisition and integration are excluded because of the non-cash nature of these expenses and, we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(5)         The effects of amortization of  intangible assets acquired in the Actient acquisition are excluded because this expense is non-cash and, we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(6)         The effects of change in contingent consideration are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Actient. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(7)         The effects of non-cash interest related to the convertible senior notes due 2018 are excluded.  We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies, and is reflective of how Auxilium management internally manages the business.

(8)         The effects of non-cash tax benefit related to the acquisition of Actient is excluded because of its non-recurring nature. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(9)         Adjustment to include the dilutive impact of common share equivalents outstanding during the period in the weighted average number of common shares used to compute the Non-GAAP diluted net income per share.

AUXILIUM PHARMACEUTICALS, INC.

Table 4- Explanation of Reported to Revised Prior Quarter GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	3 Months Ended June 30, 2013				3 Months Ended September 30, 2013
	As Reported	Adjustments		Revised	As Reported	Adjustments		Revised
Net revenues	$100.5	$—		$100.5	$108.1			$108.1
Operating expenses:
Cost of goods sold	27.2			27.2	33.6			33.6
Research and development	13.6			13.6	11.8			11.8
Selling, general and administrative	74.9			74.9	62.8			62.8
Amortization of purchased intangibles	10.9			10.9	15.1			15.1
Change in contingent consideration	2.3			2.3	4.7			4.7
Total operating expenses	128.9	—		128.9	127.9	—		127.9
Income (loss) from operations	(28.4)	—		(28.4)	(19.8)	—		(19.8)
Interest income (expense), net	(6.9)			(6.9)	(8.8)	—		(8.8)
Income (loss) before Income taxes	(35.3)	—		(35.3)	(28.6)	—		(28.6)
Income tax benefit (expense)	92.4	(14.4	)(a)	77.9	(0.3)	0.3	(a)	—
Net income (loss)	$57.1	$(14.4)		$42.7	$(28.9)	$0.3		$(28.6)

Net income (loss) per common share:
Basic	$1.16			$0.87	$(0.59)			$(0.58)
Diluted	$1.15			$0.86	$(0.59)			$(0.58)

Shares used to compute net income (loss) per share:
Basic	49.3			49.3	49.4			49.4
Diluted	49.6			49.6	49.4			49.4

	3 Months	3 Months
	Ended June 30, 2013	Ended September 30, 2013
Adjustments to:

(a) Income tax benefit (expense) (1)	(14.4)	0.3

(1)         Our acquisition of Actient constituted a “business combination” under the relevant standards of the Financial Accounting Standards Board.  One of the consequences of this designation is that we are required under Generally Accepted Accounting Principles (“GAAP”) to estimate the deferred tax liabilities acquired as a result of the business combination accounting.  The deferred tax liability position has been updated at December 31, 2013 based upon completion of interim tax returns and other information made available subsequent to the filing of earlier quarterly reports on Form 10Q and prior to the time the 2013 annual financial statements for Auxilium were prepared. The level of deferred tax liabilities recorded results in a release of the valuation allowance for Auxilium’s deferred tax assets in the quarter of acquisition.  The release of this valuation reserve was recorded as an income tax benefit on the income statement. As a result of this update, we are required by GAAP to adjust the amount of income tax benefit we recorded in the second quarter 2013 and the income tax expense recorded in the third quarter of 2013.  In accordance with GAAP, these required adjustments to the purchase accounting entries are recorded retroactively in the quarter originally recorded.  Please see above for a quantification of these revisions on the income statement and earnings per share in the relevant periods and Table 5 for unaudited quarterly financial information (GAAP basis).  Please see Table 6 for a quantification of these revisions on the non-GAAP income statement and earnings per share in the third quarter 2013 and Table 7 for a summary of the unaudited quarterly financial information (non-GAAP basis).

AUXILIUM PHARMACEUTICALS, INC.

Table 5- Revised Quarterly GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	Q1	Q2	Q3	Q4	Year
Net revenues	$66.2	$100.5	$108.1	$125.9	$400.7
Operating expenses:
Cost of goods sold	15.1	27.2	33.6	36.2	112.0
Research and development	11.9	13.6	11.8	12.9	50.2
Selling, general and administrative	44.3	74.9	62.8	68.2	250.2
Amortization of purchased intangibles	—	10.9	15.1	19.0	45.0
Change in contingent consideration	—	2.3	4.7	4.5	11.4
Total operating expenses	71.3	128.9	127.9	140.7	468.8
Income (loss) from operations	(5.1)	(28.4)	(19.8)	(14.8)	(68.1)
Interest income (expense), net	(3.1)	(6.9)	(8.8)	(9.5)	(28.3)
Income (loss) before Income taxes	(8.2)	(35.3)	(28.6)	(24.3)	(96.4)
Income tax benefit (expense)	—	77.9	—	0.4	78.3
Net income (loss)	$(8.2)	$42.7	$(28.6)	$(24.0)	$(18.1)

Net income (loss) per common share:
Basic	$(0.17)	$0.87	$(0.58)	$(0.48)	$(0.37)
Diluted	$(0.17)	$0.86	$(0.58)	$(0.48)	$(0.37)

Shares used to compute net income (loss) per share:
Basic	49.2	49.3	49.4	49.4	49.3
Diluted	49.2	49.6	49.4	49.4	49.3

AUXILIUM PHARMACEUTICALS, INC.

Table 6- Explanation of Reported to Revised Prior Quarter Non GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	3 Months Ended September 30, 2013
	As Reported	Adjustments		Revised
Net revenues	$108.1			$108.1
Operating expenses:
Cost of goods sold	28.1			28.1
Research and development	11.1			11.1
Selling, general and administrative	55.2			55.2
Amortization of purchased intangibles	—			—
Change in contingent consideration	—			—
Total operating expenses	94.4	—		94.4
Income (loss) from operations	13.7	—		13.7
Interest income (expense), net	(4.9)	—		(4.9)
Income (loss) before Income taxes	8.8	—		8.8
Income tax benefit (expense)	(0.3)	0.3	(a)	(0.0)
Net income (loss)	$8.5	$0.3		$8.8

Net income (loss) per common share:
Basic	$0.17			$0.18
Diluted	$0.17			$0.18

Shares used to compute net income (loss) per share:
Basic	49.4			49.4
Diluted	49.7			49.7

3 Months
Ended September 30, 2013
Adjustments to:

(a) Income tax benefit (expense) (1)	0.3

(1)        Our acquisition of Actient constituted a “business combination” under the relevant standards of the Financial Accounting Standards Board.  One of the consequences of this designation is that we are required under Generally Accepted Accounting Principles (“GAAP”) to estimate the deferred tax liabilities acquired as a result of the business combination accounting.  The deferred tax liability position has been updated at December 31, 2013 based upon completion of interim tax returns and other information made available subsequent to the filing of earlier quarterly reports on Form 10Q and prior to the time the 2013 annual financial statements for Auxilium were prepared. The level of deferred tax liabilities recorded results in a release of the valuation allowance for Auxilium’s deferred tax assets in the quarter of acquisition.  The release of this valuation reserve was recorded as an income tax benefit on the income statement. As a result of this update, we are required by GAAP to adjust the amount of income tax benefit we recorded in the second quarter 2013 and the income tax expense recorded in the third quarter of 2013.  In accordance with GAAP, these required adjustments to the purchase accounting entries are recorded retroactively in the quarter originally recorded.  Please see Table 4 a quantification of these revisions on the income statement and earnings per share in the relevant periods and the above for unaudited quarterly financial information (GAAP basis).  Please see Table 6 for a quantification of these revisions on the non-GAAP income statement and earnings per share in the third quarter 2013 and Table 7 for a summary of the unaudited quarterly financial information (non-GAAP basis).

AUXILIUM PHARMACEUTICALS, INC.

Table 7- Revised Quarterly Non GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	Q1	Q2	Q3	Q4	Year
Net revenues	$66.2	$100.5	$108.1	$125.9	$400.7
Operating expenses:
Cost of goods sold	15.1	22.7	28.1	34.1	99.9
Research and development	11.2	12.9	11.1	12.2	47.5
Selling, general and administrative	41.3	50.7	55.2	61.1	208.2
Amortization of purchased intangibles	—	—	—	—	—
Change in contingent consideration	—	—	—	—	—
Total operating expenses	67.6	86.3	94.4	107.4	355.6
Income (loss) from operations	(1.4)	14.2	13.7	18.5	45.1
Interest income (expense), net	(0.9)	(3.2)	(4.9)	(5.5)	(14.7)
Income (loss) before Income taxes	(2.3)	11.0	8.8	13.0	30.5
Income tax benefit (expense)	—	—	—	0.4	0.4
Net income (loss)	$(2.3)	$11.0	$8.8	$13.4	$30.9

Net income (loss) per common share:
Basic	$(0.05)	$0.22	$0.18	$0.27	$0.63
Diluted	$(0.05)	$0.22	$0.18	$0.27	$0.62

Shares used to compute net income (loss) per share:
Basic	49.2	49.3	49.4	49.4	49.3
Diluted	49.2	49.6	49.7	49.8	49.7